                                                                      EXHIBIT 11

EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)


                                                                REORGANIZED  |
                                                                  COMPANY    |           PREDECESSOR COMPANY
                                                                ------------ | ---------------------------------------
                                                                PERIOD FROM  | PERIOD FROM
                                                                FEBRUARY 12  |  JANUARY 1
                                                                     TO      |      TO       YEARS ENDED DECEMBER 31,
                                                                DECEMBER 31, | FEBRUARY 11,  -------------------------
                                                                     1996    |     1996         1995          1994
                                                                ------------ | ------------  -----------   -----------
                                                                             |
PRIMARY:                                                                     |
  Weighted average number of common shares outstanding.........   59,999,981 |   35,544,330   35,544,330    35,544,330
  Weighted average number of restricted shares.................      149,753 |            -            -             -
  Net effect of dilutive stock options.........................       31,760 |            -            -             -
                                                                 ----------- |  -----------  -----------   -----------
    Total......................................................   60,181,494 |   35,544,330   35,544,330    35,544,330
                                                                 =========== |  ===========  ===========   ===========
                                                                             |
  Net income (loss) applicable to common stock:                              |
    Income (loss) before extraordinary gain on discharge                     |
     of debt...................................................  $    31,431 |  $   118,198  $   (33,319)  $   (28,153)
    Extraordinary gain on discharge of debt....................            - |      264,273            -             -
                                                                 ----------- |  -----------  -----------   -----------
      Net income (loss) applicable to common stock.............  $    31,431 |  $   382,471  $   (33,319)  $   (28,153)
                                                                 =========== |  ===========  ===========   ===========
                                                                             |
  Net income (loss) per common share:                                        |
    Income (loss) before extraordinary gain on discharge                     |
     of debt...................................................  $      0.52 |  $      3.33  $     (0.94)  $     (0.79)
    Extraordinary gain on discharge of debt....................            - |         7.43            -             -
                                                                 ----------- |  -----------  -----------   -----------
      Net income (loss)........................................  $      0.52 |  $     10.76  $     (0.94)  $     (0.79)
                                                                 =========== |  ===========  ===========   ===========
                                                                             |
FULLY DILUTED (1):                                                           |
  Weighted average number of common shares outstanding.........   59,999,981 |   35,544,330   35,544,330    35,544,330
  Weighted average number of restricted shares.................      149,753 |            -            -             -
  Net effect of dilutive stock options.........................      182,523 |            -            -             -
                                                                 ----------- |  -----------  -----------   -----------
    Total......................................................   60,332,257 |   35,544,330   35,544,330    35,544,330
                                                                 =========== |  ===========  ===========   ===========
                                                                             |
  Net income (loss) applicable to common stock:                              |
    Income (loss) before extraordinary gain on discharge                     |
     of debt...................................................  $    31,431 |  $   118,198  $   (33,319)  $   (28,153)
    Extraordinary gain on discharge of debt....................            - |      264,273            -             -
                                                                 ----------- |  -----------  -----------   -----------
      Net income (loss) applicable to common stock.............  $    31,431 |  $   382,471  $   (33,319)  $   (28,153)
                                                                 =========== |  ===========  ===========   ===========
                                                                             |
  Net income (loss) per common share:                                        |
    Income (loss) before extraordinary gain on discharge                     |
     of debt...................................................  $      0.52 |  $      3.33  $     (0.94)  $     (0.79)
    Extraordinary gain on discharge of debt....................            - |         7.43            -             -
                                                                 ----------- |  -----------  -----------   -----------
      Net income (loss)........................................  $      0.52 |  $     10.76  $     (0.94)  $     (0.79)
                                                                 =========== |  ===========  ===========   ===========

(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.